EXHIBIT 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 1350 OF TITLE 18 OF THE UNITED STATES CODE

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Fred O’Connor, Chief Executive Officer of Biofuels Power Corporation (the “Company”), hereby certifies that:

The Company’s Form 10-K/A Annual Report for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard DeGarmo
Richard DeGarmo, Director and
Acting Chief Executive Officer
Dated: June 15, 2011